UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 27, 2007
                                                          -------------

                              SENSE HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Florida                   333-87293                82-0326560
  ----------------------------    -----------------------    ----------------
        (State of other          (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)



                   10871 NW 52 Street, Sunrise, Florida     33351
              ------------------------------------------------------
                 (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code      (964) 726-1422
                                                        ----------------


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.
Item 3.02         Unregistered Sale of Equity Securities

Shanghai Aohong Industry Co., Ltd.

         In furtherance of our efforts to enter into a business combination with an operating entity in an effort to increase our revenues, effective June 27, 2007 we entered into a membership interest exchange agreement (the "Transaction") with Shanghai Aohong Industry Co., Ltd. ("Aohong), a Chinese limited liability company, and its sole members Mr. Aihua Hu and his wife, Mrs. Ying Ye. Under the terms of the agreement, we will acquire 54.9% of the membership interests of Aohong from that company in exchange for $2,800,000 to be paid to Aohong pursuant to the following schedule, together with 12,500,000 shares of our common stock valued at $1,187,500 to be issued to Mr. Hu:

        o $800,000 shall be paid to Aohong on or before September 30, 2007; and

        o a additional $400,000 shall be paid to Aohong on or before June 30, 2008; and

        o an additional $600,000 shall be paid to Aohong on or before December 31, 2008; and

        o the remaining $1,000,000 shall be paid to Aohong on or before June 27, 2009.

         Our interest in Aohong will be held in our wholly-owned subsidiary, China Chemical Group, Inc. which was previously formed in anticipation of a similar business combination. We will be required to raise capital from the sale of our securities to provide the funds necessary to meet these obligations, and we do not presently have any firm commitments to provide such capital.

         The shares of our common stock to be issued to Mr. Hu will represent approximately 16.72% of our issued and outstanding common stock. Aohong, Mr. Hu and Mrs. Ye were unrelated third parties prior to the transaction. Following the execution of the agreement, Aohong, Mr. Hu and Mrs. Ye are required to promptly apply as necessary to obtain the documents which represent the formal approvals of the relevant regulatory agencies in the People's Republic of China to our purchase of a controlling interest in Aohong.

         Aohong was formed by Mr. Hu and Mrs. Ye in February 2000 and prior to the transaction it had registered capital of approximately $2,300,000. Aohong's offices are located in Shanghai. Aohong and its wholly owned subsidiaries, Shanghai Binghong Trading Co., Ltd. and Shanghai Wuling Environmental Material Co. Ltd., distribute and sell coolants which are primarily used in air conditioning systems for automobiles, residential and commercial air conditioning systems, refrigerators, fire extinguishers and assorted aerosol sprays. Aohong's customers include automobile manufacturers, manufacturers of refrigerators and air conditioners as well as distributors of coolants. Aohong distributes to 16 provinces in China, as well as exporting to Taiwan, Russia and Thailand.

         Mr. Hu, who is Aohong's Chief Executive Officer, will continue in that capacity.

         The issuance of our shares of common stock to Mr. Hu will be exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Consulting Agreement

         On June 27, 2007, we executed a consulting agreement with CDI Shanghai Management Co., Ltd., a Chinese limited liability company ("Consultant"), for consulting services provided by Consultant since April 1, 2007. Consultant has been providing services to identify suitable acquisition partners in Asia, structuring merger and/or acquisition transactions and providing translation services. Under the terms of the consulting agreement, we shall pay Consultant 5,000,000 shares of Company common stock. The agreement expires on September 30, 2007.

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Item 8.01         Other Events

         On June 27, 2007, we terminated a non-binding memorandum of understanding entered into in December 2006 regarding our proposed purchase of a 60% equity ownership in Jinyang Energy Company Limited located in Taiyuan China. Consummation of the acquisition was conditioned upon the delivery of audited financial statements, securing of appropriate approvals and normal closing conditions for transactions of this kind. These conditions were not met to our satisfaction prompting the termination of the memorandum of understanding.

         In addition, in June 2007 we decided to discontinue our plans related to a spin-off of our MEMS technology into a new company. In January 2007 we announced we intended to spin off the MEMS technology to our shareholders. Our management believed that the spin-off our permit our investors to opportunity to better evaluate the potential risks and benefits of each business unit, that we could improve the likelihood that each operating unit would be able to raise the necessary working capital to continue its respective operations and management of each business unit would be in a better position to devote the necessary time and attention to its own operations. We have subsequently, determined, however we will not move forward at this time with the proposed spin-off. We do not presently have sufficient resources to pay the legal, accounting and related costs which will be incurred to undertake the spin-off and we may incur certain regulatory difficulties concluding the spin-off as a result of the impairment of the MEMS technology related assets in fiscal 2006.

Item 9.01.        Financial Statements and Exhibits.


         We will file the requisite proforma financial information under an amendment to this Current Report on Form 8-K within the time prescribed by the form.

(d) Exhibits

Exhibit No.  Description

10.29 Membership Interest Exchange Agreement by and among Sense Holdings, Inc., China Chemical Group, Inc., Shanghai Aohong Industry Co., Ltd., Mr. Aihua Hu and Mrs. Ying Ye.

10.30 Consulting Agreement between Sense Holdings, Inc. and CDI Shanghai Management Co., Ltd.

99.1         Press Release dated June 27, 2007.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    SENSE HOLDINGS, INC.

Date:  July 3, 2007                            By:  /s/ Dore Scott Perler
                                                    ---------------------
                                                        Dore Scott Perler,
                                                        Chief Executive Officer


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